Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of American Midstream Partners, LP of our report dated September 11, 2012 relating to the financial statements of Chatom Processing and Fractionation Plant, which appears in Exhibit 99.2 of American Midstream Partners, LP’s Current Report on Form 8 K/A dated September 11, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

November 7, 2012